Exhibit 99.1

Core-Mark Completes Deal to Acquire Klein Candy Company

South San Francisco, California – June 20, 2006– Core-Mark Holding Company, Inc. (Nasdaq:CORE), one of the largest North American distributors to the convenience retail industry, announced today that it has closed its previously announced agreement to acquire substantially all of the assets of Klein Candy Co. L.P. Core-Mark has funded the transaction from excess availability under its existing $250 million Revolving Credit Facility. Klein’s annualized revenues are expected to be approximately $600 million. Core-Mark will incorporate the Klein operations into its existing distribution network, creating a national distribution capacity.

“We believe that Klein will be a tremendous addition to Core-Mark”, said Michael Walsh, Chief Executive Officer of Core-Mark. “Core-Mark is committed to continuing to provide great service to the Klein customer base. Also, we are pleased to have Klein management team join the Core-Mark management team”.

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About Core-Mark

Core-Mark is one of the largest broad-line, full-service wholesale distributors of packaged consumer products to the convenience retail industry in North America. Founded in 1888, Core-Mark provides distribution and logistics services as well as marketing programs to approximately 20,000 retail locations in 38 states and five Canadian provinces through 24 distribution centers, two of which Core-Mark operate as third party logistics providers. Core-Mark services traditional convenience retailers, grocers, drug, liquor and specialty stores, and other stores that carry consumer packaged goods. For more information, please visit www.core-mark.com

About Klein Candy Co.

Klein Candy Co., trading as Klein Wholesale Distributors, is a 96 year old full service master and convenience store distributor of, among other things, cigarettes, tobacco, groceries (including frozen and refrigerated), HBC, candy, food service, beverages, paper products and general merchandise. Klein currently stamps cigarettes, provides full service and delivers products to 9 states, including Pennsylvania, Michigan, New York, New Jersey, Connecticut, Maryland, Delaware, Washington D.C., and Virginia.

Core-Mark Safe Harbor

This press release contains information constituting “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan”, “continue”, or other similar words. These forward-looking statements are based on the current plans, estimates and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. These factors include, but are not limited to: economic conditions affecting the cigarette and consumable goods industry; adverse effect of legislation and other matters affecting the cigarette industry; increased competition in the distribution industry; our inability to retain and attract customers; the negative affects of product liability claims; failure of our suppliers to provide products; increases in fuel prices; the loss of key personnel or our inability to attract and retain new qualified personnel; currency exchange rate fluctuations; the negative effects of our reorganization on our customer, supplier and employee relationships; and our ability to successfully integrate the acquisition of Klein’s business and to realize anticipated benefits. See the “Risk Factors” section included in our Form 10-K and other filings with the Securities and Exchange Commission for a discussion of certain risks that may affect our business.

These forward-looking statements speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Ms Milton Gray Draper, Director of Investor relations at 650-589-9445 X3027 or at mdraper@core-mark.com

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